As filed with the Securities and Exchange Commission on May 9, 2001

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CARNIVAL CORPORATION
             (Exact name of registrant as specified in its charter)

           PANAMA                          4400                    59-1562976
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                    -----------------------------------------

                              3655 N.W. 87th Avenue
                            Miami, Florida 33178-2428
                                 (305) 599-2600

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   Carnival Corporation 1992 Stock Option Plan
                              (Full title of plans)

                               Arnaldo Perez, Esq.
                  Vice President, General Counsel and Secretary
                              Carnival Corporation
                              3655 N.W. 87th Avenue
                            Miami, Forida 33178-2428
                     (Name and address of agent for service)

                                 (305) 599-2600
          (Telephone number, including area code, of agent for service)
                              --------------------
                                   COPIES TO:
                                 James M. Dubin
                                 John C. Kennedy
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                             New York, NY 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                              Proposed Maximum     Proposed Maximum
              Title of                    Amount to be         Offering Price     Aggregate Offering          Amount of
    Securities to be Registered            Registered            Per Share               Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                        17,000,000 shares (1)    $27.625 (2)          $469,625,000 (2)        $117,406.25
-------------------------------------------------------------------------------------------------------------------------------

(1) Represents additional shares of Common Stock reserved for issuance under the Plan. This registration statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends or other similar transactions.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933 and based on the average of the high and low prices of the registrant's Common Stock, reported on The New York Stock Exchange on May 3, 2001.

                                EXPLANATORY NOTE

                  Pursuant to General Instruction E of Form S-8, the registrant, Carnival Corporation (the "Registrant"), is filing this registration statement with respect to the issuance of an additional 17,000,000 shares of its Common Stock, par value $0.01 per share (the "Common Stock"), under its 1992 Stock Option Plan (the "Plan"). On January 24, 1992, the Registrant filed a registration statement (the "Original Registration Statement") on Form S-8 (File No. 33-45287) with respect to the issuance of shares of Common Stock under the Plan. The contents of the Original Registration Statement are hereby incorporated in this registration statement by reference.





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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 9, 2001.


                              CARNIVAL CORPORATION


                              By: /s/ Micky Arison
                                  ---------------------------------------------
                                  Micky Arison
                                  Chairman of the Board of Directors and
                                  Chief Executive Officer


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Micky Arison such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                 TITLE                                DATE
         ---------                 -----                                ----


/s/ Micky Arison             Chairman of the Board of                May 9, 2001
------------------------     Directors and Chief
Micky Arison                 Executive Officer


/s/ Howard S. Frank          Vice Chairman of the Board              May 9, 2001
------------------------     of Directors and Chief
Howard S. Frank              Operating Officer

         SIGNATURE                 TITLE                                DATE
         ---------                 -----                                ----


/s/ Gerald R. Cahill         Senior Vice President-                  May 9, 2001
------------------------     Finance and Chief Financial
Gerald R. Cahill             and Accounting Officer


/s/ Shari Arison             Director                                May 9, 2001
------------------------
Shari Arison


/s/ Maks L. Birnbach         Director                                May 9, 2001
------------------------
Maks L. Birnbach


/s/ Richard G. Capen, Jr.    Director                                May 8, 2001
------------------------
Richard G. Capen, Jr.


/s/ Robert H. Dickinson      Director                                May 7, 2001
------------------------
Robert H. Dickinson


/s/ Arnold W. Donald         Director                                May 7, 2001
------------------------
Arnold W. Donald


/s/ James M. Dubin           Director                                May 9, 2001
------------------------
James M. Dubin


/s/ A. Kirk Lanterman        Director                                May 9, 2001
------------------------
A. Kirk Lanterman


/s/ Modesto A. Maidique      Director                                May 8, 2001
------------------------
Modesto A. Maidique


/s/ Stuart Subotnick         Director                                May 9, 2001
------------------------
Stuart Subotnick


/s/ Sherwood M. Weiser       Director                                May 9, 2001
------------------------
Sherwood M. Weiser

         SIGNATURE                 TITLE                                DATE
         ---------                 -----                                ----


/s/ Meshulam Zonis           Director                                May 9, 2001
------------------------
Meshulam Zonis


/s/ Uzi Zucker               Director                                May 8, 2001
------------------------
Uzi Zucker

                                  Exhibit Index


EXHIBIT           DESCRIPTION
-------           -----------

4.1 Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3 to the Registrant's registration statement on Form S-3, File No. 333-68999, filed with the Securities and Exchange Commission).

4.2 Amendment to Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended May 31, 1999, filed with the Securities and Exchange Commission).

4.3 Certificate of Amendment of Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended May 31, 2000, filed with the Securities and Exchange Commission).

4.4 Form of By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's registration statement on Form S-1, File No. 33-14844, filed with the Securities and Exchange Commission).

5.1 Opinion of Tapia, Linares y Alfaro, counsel to the Registrant, regarding the legality of the Common Stock whose issuance is being registered.

23.1              Consent of Tapia, Linares y Alfaro (contained in Exhibit 5.1).

23.2              Consent of PricewaterhouseCoopers LLP.

24.1              Powers of Attorney (included on signature page).



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